As filed with the Securities and Exchange Commission on May 12, 2010

                                                Registration No. 333-


                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ______________________

                                  FORM S-8
                           Registration Statement
                                    Under
                         The Securities Act of 1933
                             ___________________

                         CONSOLIDATED COMMUNICATIONS
                               HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

               Delaware                              02-0636095
   (State or other jurisdiction of                (I.R.S. employer
    incorporation or organization)              identification no.)

                            121 South 17th Street
                        Mattoon, Illinois 61938-3987
        (Address of principal executive offices, including zip code)

                 CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
                        2005 LONG-TERM INCENTIVE PLAN
                          (Full title of each plan)

                             Steven L. Childers
              Senior Vice President and Chief Financial Officer
                 Consolidated Communications Holdings, Inc.
                            121 South 17th Street
                        Mattoon, Illinois 61938-3987
                   (Name and address of agent for service)

                               (217) 235-3311
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                             Lauralyn G. Bengel
                              Schiff Hardin LLP
                           233 South Wacker Drive
                                 66th Floor
                           Chicago, Illinois 60606
                               (312) 258-5670
                            ____________________



        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer    [ ]          Accelerated filer         [X]

   Non-accelerated filer      [ ]          Smaller reporting company [ ]
   Do not check if a smaller
   reporting company)


                              CALCULATION OF REGISTRATION FEE
                              -------------------------------

                                                                  Proposed            Proposed
                                                 Amount            maximum            maximum
                                                 to be         offering price        aggregate           Amount of
   Title of Securities to be Registered        registered         per share        offering price    registration fee
   ------------------------------------        ----------      --------------      --------------    ----------------
   Common Stock, par value $.01 per share       900,000(2)        $17.43(1)        $15,687, 000(1)     $1,118.48(1)



   (1) Estimated on the basis of $17.43 per share, the average of the high and low sales prices of the Registrant's Common Stock as reported on the NASDAQ Global Select Market on May 7, 2010 solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933.

   (2) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant's outstanding shares of Common Stock.



                 STATEMENT PURSUANT TO GENERAL INSTRUCTION E
             OF FORM S-8 "REGISTRATION OF ADDITIONAL SECURITIES"

        The contents of the Registration Statement on Form S-8 (File No. 333-128934), filed by the Registrant with the Securities and Exchange Commission on October 11, 2005, registering shares of its Common Stock, par value $0.01 per share, issuable under the Plan, are hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in the Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-128934), as described above, and is incorporated herein by reference.

   Item 8.     Exhibits.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.































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                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on the 4th day of May, 2010.

                                 CONSOLIDATED COMMUNICATIONS
                                 HOLDINGS, INC.



                                 By:  /s/ Steven L. Childers
                                      -------------------------
                                      Steven L. Childers
                                      Senior Vice President and
                                        Chief Financial Officer


                              POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Robert J. Currey and Steven L. Childers his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments (including any post-effective amendments and supplements) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes such person might or could do in person, hereby ratifying and confirming all that said attorney-in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of May, 2010.

              SIGNATURE                    TITLE               DATE
              ---------                    -----               ----

    /s/ Robert J. Currey           President, Chief         May 4, 2010
    -----------------------------  Executive Officer and
    Robert J. Currey               Director (Principal
                                   Executive Officer)



                                    3




    /s/ Steven L. Childers         Senior Vice President    May 4, 2010
    -----------------------------  and Chief Financial
    Steven L. Childers             Officer (Principal
                                   Financial Officer and
                                   Principal Accounting
                                   Officer)


    /s/ Jack W. Blumenstein        Director                 May 4, 2010
    -----------------------------
    Jack W. Blumenstein



    /s/ Richard A. Lumpkin         Chairman of the Board    May 4, 2010
    -----------------------------  and Director
    Richard A. Lumpkin



    /s/ Roger H. Moore             Director                 May 4, 2010
    -----------------------------
    Roger H. Moore



    /s/ Maribeth S. Rahe           Director                 May 4, 2010
    -----------------------------
    Maribeth S. Rahe






















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                              INDEX TO EXHIBITS

    EXHIBIT
    NUMBER    Exhibit
    ------    -------

       4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 7 to the Registrant's Registration Statement on Form S-1 dated July 19, 2005 (File No. 333-121086))


       4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant's Form
              10-Q for the period ended September 30, 2009)

       4.3    Consolidated Communications Holdings, Inc. 2005
              Long-Term Incentive Plan (incorporated by reference to May 10 Exhibit 99.1 to the Registrant's Form 8-K filed on May 10, 2010)

        5     Opinion of Schiff Hardin LLP

      23.1    Consent of Ernst & Young LLP

      23.2    Consent of Schiff Hardin LLP (included as part of
              Exhibit 5)

       24     Power of Attorney (set forth on the signature page)
























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